                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)           July 13, 1998
                                                --------------------------------

First Chicago NBD Corporation
--------------------------------------------------------------------------------
(Exact name of registrant as specified in its charter)


Delaware                                 1-7127                    38-1984850
--------------------------------------------------------------------------------
(State or other jurisdiction           (Commission              (IRS Employer
  of incorporation)                     File Number)         Identification No.)


One First National Plaza,  Chicago, IL                             60670
--------------------------------------------------------------------------------
(Address of principal executive offices)                        (ZIP Code)


Registrant's telephone number, including area code   312-732-4000
                                                     ------------

Item 5.  Other Events
------


     The Registrant hereby incorporates by reference the information contained in Attachment A hereto in response to this Item 5.




Pursuant to the requirements of the Securities Exchange Act of l934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        First Chicago NBD Corporation
                                        ------------------------------
                                        (Registrant)


Date:  July 13, 1998                    By: /s/ M. Eileen Kennedy
      ----------------                     ------------------------------------
                                           Title: Senior Vice President and
                                                  Treasurer

                                 Attachment A
                                 ------------


     CHICAGO, July 13, 1998 -- First Chicago NBD Corporation today reported net income of $408 million, or a record $1.38 per diluted common share, for the second quarter of 1998. Net income for the year-ago quarter was $378 million, or $1.20 per share. Return on common stockholders' equity was 20.1%, compared with 18.1% a year ago.


-----------------------------------------------------------------------------------------------------
                                    First Chicago NBD Key Ratios
-----------------------------------------------------------------------------------------------------

                                        2nd Qtr.          2nd Qtr.          First Half     First Half
                                          1998              1997               1998           1997
-----------------------------------------------------------------------------------------------------
Earnings per common share                 $1.38            $1.20               $2.68          $2.37
-----------------------------------------------------------------------------------------------------
Return on common equity                   20.1%            18.1%               20.0%          17.9%
-----------------------------------------------------------------------------------------------------
Return on assets                          1.40%            1.40%               1.39%          1.43%
-----------------------------------------------------------------------------------------------------
Adjusted net interest margin              4.14%            4.70%               4.19%          4.71%
-----------------------------------------------------------------------------------------------------
Operating efficiency                      52.4%            51.7%               52.4%          51.1%
-----------------------------------------------------------------------------------------------------

     For the first half of 1998, the Corporation earned net income of $791 million, or $2.68 per share, compared with $758 million, or $2.37 per share, a year earlier. Return on common stockholders' equity was a record 20.0% for the first six months of this year, compared with 17.9% a year ago.

HIGHLIGHTS

 .    Fee-based income for the quarter, adjusted for the effects of credit card securitizations, was $614 million, a 19% increase over the year-ago quarter. This reflects strong results from credit card, loan syndications, cash management and consumer banking activities.

 .    Market-driven revenue -- trading results and securities gains -- was $145 million for the second quarter. Combined trading profits reached $52 million, the best quarterly result in more than two years. Total equity and investment securities gains were $93 million, including a $65 million gain on the sale of a single investment.

 .    Operating expenses for the second quarter were $911 million, compared with
     $848 million in the first quarter and $825 million in the year-ago quarter. Much of the increase reflected variable costs and incentive compensation related to fee-generating activities, including market-driven, mortgage refinancings, retail investment management and credit card. In addition, the regional brokerage firm Roney and Company, acquired during the quarter, contributed for the first time to quarterly results. Excluding these factors, operating expenses increased 6% over a year ago. Technology-related investments also continue to contribute to the year-over-year expense growth.

 .    The Corporation's operating efficiency ratio for the quarter was 52.4%, reflecting continued expense discipline despite increasing technology-related expenditures.

 .    The provision for credit losses, on a managed receivables basis, was $359 million, compared with $327 million in the first quarter and $351 million in the year-ago quarter. The core credit card charge-off rate declined to 6.9% from 7.6% a year ago.

 .    Tier 1 and total risk-based capital ratios were 7.7% and 11.1%, respectively, at June 30, 1998. Book value per common share was $28.23. The Corporation's share repurchase program was terminated during the quarter due to the pending merger with BANC ONE CORPORATION.

NET INTEREST INCOME

     Net interest income on a tax-equivalent basis was $898 million for the second quarter, compared with $878 million for the first quarter and $951 million for the year-ago quarter. Average loans grew to $69.7 billion, up 5% from a year ago. Average managed credit card receivables were $17.1 billion for the quarter, unchanged from a year ago and down modestly from the first quarter. Average earning assets were $99.7 billion.

     Net interest margin on a reported basis was 3.61% for the quarter. Adjusted for credit card securitizations and the activities of First Chicago Capital Markets, Inc., the net interest margin was 4.14%, compared with 4.25% for the first quarter and 4.70% for the year-ago period. Contributing to the decline in the margin was the recognition of the results of certain business activities in the tax or other revenue lines.

NONINTEREST INCOME

     Noninterest income for the second quarter was $842 million, up 31% from a year ago. Market-driven revenue was $145 million for the quarter. Combined trading profits were $52 million. Equity securities gains were $87 million, and investment securities gains were $6 million.

     Credit card fee revenue was $234 million, up 13% from $207 million in the year-ago period and essentially unchanged from the first quarter. Adjusted for the effects of securitizations, credit card fees increased 17% from a year ago. Fiduciary and investment management fees were $108 million for the second quarter, compared with $106 million in the first quarter and $99 million a year ago. Service charges and commissions were $283 million for the quarter, a 25% increase from $227 million for the year-ago quarter.

NONINTEREST EXPENSE

     Total operating expense for the second quarter was $911 million, compared with $825 million in the year-ago quarter and $848 million in the first quarter. Contributing to the increase were incentive compensation and other expenditures associated with the strong revenue generation in the quarter.

CREDIT QUALITY

     The provision for credit losses was $206 million for the second quarter, compared with $180 million in the year-ago quarter and $179 million in the first quarter. The increase is due primarily to charge-offs related to Asian exposure, for which nonperforming loans proportionally decreased.

     The allowance for credit losses was $1.408 billion at June 30, representing 481% of total nonperforming loans. Nonperforming assets declined to $306 million at June 30, 1998, compared with $364 million at March 31.

     Net charge-offs for the second quarter totaled $206 million, of which $138 million was related to credit card receivables. The core net charge-off rate for managed credit card receivables was 6.9% for the second quarter, down from 7.6% in the year-ago quarter but up seasonally from 6.7% in the first quarter. The 30-day delinquency ratio for managed credit card receivables was 3.7% at quarter-end, versus 4.3% one year ago and 4.1% at the end of the first quarter.

     Cross-border outstandings in Korea, Indonesia and Thailand declined 33% to $1.0 billion at June 30, 1998, from $1.5 billion at January 31.

FIRST CHICAGO NBD CORPORATION AND SUBSIDIARIES
COMPARATIVE SUMMARY

                                                                              Three Months Ended June 30
                                                                          ---------------------------------
(Dollars in millions, except per share data)                                 1998         1997      Change
                                                                          ---------------------------------
Net interest income--tax-equivalent basis...............................  $    898      $    951      - 6%
Provision for credit losses.............................................       206           180      +14
Noninterest income......................................................       842           644      +31
Noninterest expense.....................................................       911           825      +10
Net income..............................................................       408           378      + 8

Earnings per share
   Basic................................................................  $   1.41      $   1.22      +16
   Average shares (in millions).........................................     287.4         306.8      - 6

   Assuming full dilution...............................................  $   1.38      $   1.20      +15
   Average shares (in millions).........................................     292.6         310.9      - 6

Average balances
 Loans..................................................................  $ 69,748      $ 66,301      + 5%
 Earning assets.........................................................    99,742        92,625      + 8
 Total assets...........................................................   116,577       108,292      + 8
 Common stockholders' equity............................................     8,059         8,279      - 3
 Stockholders' equity...................................................     8,249         8,569      - 4

Net interest margin
   Reported.............................................................      3.61%         4.12%
   Adjusted.............................................................      4.14          4.70
Return on assets........................................................      1.40          1.40
Return on common stockholders' equity...................................      20.1          18.1

                                                                              Six Months Ended June 30
                                                                          ---------------------------------
(Dollars in millions, except per share data)                                 1998         1997      Change
                                                                          ---------------------------------
Net interest income--tax-equivalent basis...............................  $  1,776      $  1,858      - 4%
Provision for credit losses.............................................       385           367      + 5
Noninterest income......................................................     1,581         1,323      +20
Noninterest expense.....................................................     1,759         1,625      + 8
Net income..............................................................       791           758      + 4

Earnings per share
   Basic................................................................  $   2.73      $   2.41      +13
   Average shares (in millions).........................................     287.8         309.4      - 7

   Assuming full dilution...............................................  $   2.68      $   2.37      +13
   Average shares (in millions).........................................     292.8         315.9      - 7

Average balances
 Loans..................................................................  $ 68,766      $ 65,742      + 5%
 Earning assets.........................................................    98,372        90,997      + 8
 Total assets...........................................................   114,756       106,721      + 8
 Common stockholders' equity............................................     7,921         8,397      - 6
 Stockholders' equity...................................................     8,111         8,751      - 7

Net interest margin
   Reported.............................................................      3.64%         4.12%
   Adjusted.............................................................      4.19          4.71
Return on assets........................................................      1.39          1.43
Return on common stockholders' equity...................................      20.0          17.9

                                                                                      At June 30
                                                                          ---------------------------------
                                                                            1998         1997       Change
                                                                          ---------------------------------
Assets..................................................................  $119,781      $112,595      + 6%
Loans...................................................................    72,563        67,510      + 7
Deposits................................................................    69,528        68,018      + 2
Common stockholders' equity.............................................     8,124         8,181      - 1
Stockholders' equity....................................................     8,314         8,471      - 2

                                      A-4

FIRST CHICAGO NBD CORPORATION AND SUBSIDIARIES
CAPITAL DATA

----------------------------------------------------------------------------------------------------------------
                                                                6/30/98    3/31/98  12/31/97   9/30/97   6/30/97
----------------------------------------------------------------------------------------------------------------
Common Equity/Assets Ratio...................................      6.8%       6.8%      6.8%      6.9%      7.3%
Risk-Based Capital Ratios: (1)(2)............................
  Tier 1.....................................................      7.7%       7.8%      7.9%      8.1%      8.6%
  Total......................................................     11.1%      11.4%     11.7%     11.9%     12.4%
Regulatory Leverage Ratio (2)................................      7.6%       7.6%      7.8%      8.2%      8.6%
Book Value of Common Equity..................................   $28.23     $27.21    $26.87    $26.62    $27.08

(1) 6/30/98 ratios are estimated.
(2) 12/31/97 and subsequent ratios include activities of FCCM. For prior periods, ratios were calculated net of the investment in FCCM.

                                      A-5